Exhibit (d)

GOLDMAN SACHS REAL ESTATE DIVERSIFIED INCOME FUND

Multiple Class Plan

December 2, 2019

This Multiple Class Plan (the “Plan”) is applicable to the Goldman Sachs Real Estate Diversified Income Fund (the “Fund”). Each class of shares of the Fund will have the same relative rights and privileges and be subject to the same sales charges, fees and expenses except as set forth below. The Board of Trustees, including a majority of the Trustees who are not “interested persons” of the Fund within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), may determine in the future that other allocations of expenses or other services to be provided to a class of shares are appropriate and amend this Plan accordingly without the approval of shareholders of any class. Shares of one class of the Fund may be exchanged for shares of the same class of certain other registered investment companies managed by Goldman Sachs Asset Management, L.P. (the Fund’s current investment adviser) or its advisory affiliates (such fund, a “Goldman Sachs Fund”) as set forth in the Fund’s prospectus or the applicable Goldman Sachs Fund’s prospectuses or as otherwise permitted by the officers of the Goldman Sachs Fund. Shares of one class of the Fund may be exchanged for or converted into shares of another class of the Fund as set forth in the Fund’s prospectuses or as otherwise permitted by the officers of the Fund.

Class A Shares

Class A Shares are sold at net asset value per share plus the applicable sales charge, if any, as set forth in the Fund’s prospectus. Certain Class A Shares purchased at net asset value may be subject to a contingent deferred sales charge as set forth in the Fund’s prospectus. Class A Shares are sold subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class A Shares are entitled to services and subject to fees under the Fund’s distribution and service plan (“Distribution and Service Plan”) adopted with respect to Class A Shares, on the terms set forth in the Fund’s prospectus. Class A Shares have exclusive voting rights with respect to matters that exclusively affect Class A Shares and separate voting rights on any matter submitted to shareholders in which the interests of Class A Shares differ from the interests of any other class.

Class C Shares

Class C Shares are sold at net asset value without a sales charge imposed at the time of purchase. If a shareholder tenders for repurchase Class C Shares which have been held for less than the time period specified in the applicable prospectus at the time of purchase (the “Purchase Prospectus”), a deferred sales charge, on the terms set forth in the Purchase Prospectus, may be imposed on the repurchase proceeds with respect to such Class C Shares. The deferred sales charge may be waived in the circumstances set forth in the relevant prospectus. In the case of an exchange, a deferred sales charge is not imposed at the time of exchange but may be payable upon a subsequent tender for repurchase of the Class C Shares (or other share class) acquired on exchange as provided in the Fund’s prospectus from time to time. Class C Shares are sold subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class C Shares are entitled to services and subject to fees under the Distribution and Service Plan adopted with respect to Class C Shares, on the terms set forth in the Fund’s prospectus. Class C Shares have exclusive voting rights with respect to matters that exclusively affect Class C Shares and separate voting rights on any matter submitted to shareholders in which the interests of Class C Shares differ from the interests of any other class.

Class D Shares

Class D Shares are sold at net asset value per share plus the applicable sales charge, if any, as set forth in the Fund’s prospectus. Class D Shares are sold subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class D Shares are entitled to services and subject to fees under the Distribution and Service Plan adopted with respect to Class D Shares, on the terms set forth in the Fund’s prospectus. Class D Shares have exclusive voting rights with respect to matters that exclusively affect Class D Shares and separate voting rights on any matter submitted to shareholders in which the interests of Class D Shares differ from the interests of any other class.

Class I Shares

Class I Shares are sold at net asset value per share without a sales charge and are subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class I Shares are not subject to the Distribution and Service Plan. Class I Shares have exclusive voting rights with respect to matters that exclusively affect Class I Shares and separate voting rights on any matter submitted to shareholders in which the interests of Class I Shares differ from the interests of any other class.

Class L Shares

Class L Shares are sold at net asset value per share plus the applicable sales charge, if any, as set forth in the Fund’s prospectus. Class L Shares are sold subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class L Shares are entitled to services and subject to fees under the Distribution and Service Plan adopted with respect to Class L Shares, on the terms set forth in the Fund’s prospectus. Class L Shares have exclusive voting rights with respect to matters that exclusively affect Class L Shares and separate voting rights on any matter submitted to shareholders in which the interests of Class L Shares differ from the interests of any other class.

Class T Shares

Class T Shares are sold at net asset value per share plus the applicable sales charge, if any, as set forth in the Fund’s prospectus. If a shareholder tenders for repurchase Class T Shares which have been held for less than the time period specified in the Purchase Prospectus, a deferred sales charge, on the terms set forth in the Purchase Prospectus, may be imposed on the repurchase proceeds with respect to such Class T Shares. The deferred sales charge may be waived in the circumstances set forth in the relevant prospectus. In the case of an exchange, a deferred sales charge is not imposed at the time of exchange but may be payable upon a subsequent tender for repurchase of the Class T Shares (or other share class) acquired on exchange as provided in the Fund’s prospectus from time to time. Class T Shares are sold subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class T Shares are entitled to services and subject to fees under the Distribution and Service Plan adopted with respect to Class T Shares, on the terms set forth in the Fund’s prospectus. Class T Shares have exclusive voting rights with respect to matters that exclusively affect Class T Shares and separate voting rights on any matter submitted to shareholders in which the interests of Class T Shares differ from the interests of any other class.

Class U Shares

Class U Shares are sold at net asset value per share plus the applicable sales charge, if any, as set forth in the Fund’s prospectus. Certain Class U Shares purchased at net asset value may be subject to a contingent deferred sales charge as set forth in the Fund’s prospectus. Class U Shares are sold subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class U Shares are entitled to services and subject to fees under the Distribution and Service Plan adopted with respect to Class U Shares, on the terms set forth in the Fund’s prospectus. Class U Shares have exclusive voting rights with respect to matters that exclusively affect Class U Shares and separate voting rights on any matter submitted to shareholders in which the interests of Class U Shares differ from the interests of any other class.

Class W Shares

Class W Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class W Shares are entitled to services and subject to fees under the Distribution and Service Plan adopted with respect to Class W Shares, on the terms set forth in the Fund’s prospectus. Class W Shares have exclusive voting rights with respect to matters that exclusively affect Class W Shares and separate voting rights on any matter submitted to shareholders in which the interests of Class W Shares differ from the interests of any other class.

Class-Specific Fees and Expenses

The following expenses attributable to the shares of a particular class will be borne solely by that class:

•	asset-based distribution and/or service fees;

•	transfer agency fees;

•	extraordinary expenses; and

•	such other expenses as the Board of Trustees determine were incurred by a specific class and are appropriately paid by that class.

Expense Allocation

Fund expenses will be allocated daily to the respective share classes in accordance with Rule 18f-3(c) as now or hereafter in effect, subject to the oversight of the Board of Trustees.